EXHIBIT 10.1

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     AMENDMENT, dated December 22, 2009, by and between ORBIT INTERNATIONAL CORP., a Delaware corporation (the "Company"), and MITCHELL BINDER (the "Executive").
                             W I T N E S S E T H :
                             ---------------------
     WHEREAS, the Company and the Executive entered into an employment agreement, effective January 1, 2008 (the "Employment Agreement"); and
     WHEREAS, the Company and the Executive desire to extend the term of the Employment Agreement and to amend certain other provisions of the Employment Agreement as set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:
     1. Effective as of January 1, 2010, Paragraph 3A, as it now exists, is hereby stricken and instead replaced by Paragraph 3A reading in its entirety as follows:

"A.  Base  Salary.  Executive's  Gross Base Salary is hereinafter referred to as
     ------------
"Base Salary." During the Term, the Company shall pay to Executive an annual Base Salary at the rate of $318,000, paid in accordance with the Company's regular payroll practices, but not less frequently than monthly. Executive's Base Salary will be subject to all appropriate legally required tax deductions."

2. Effective as of January 1, 2010, Paragraph 7, as it now exists, is hereby stricken and instead replaced by Paragraph 7 reading in its entirety as follows:
"7.  Vehicle  Expenses.  During  the  Term,  the Company shall provide Executive
     -----------------
with (or reimburse Executive for, as applicable) a Company-leased, individually-owned or individually-leased vehicle, provided that the total expense to the Company for such vehicle shall not exceed $1,250 per month (exclusive of, but not limited to, one time charges for taxes, bank fees and registration costs) (the "Allowance"), provided that the Allowance may be increased to such amount, not to exceed $1,500 per month, as may be necessary for Executive to lease the same, or a similar, current make and model automobile, on the same economic terms (length of lease, downpayment capital cost reduction, included mileage, etc.) as the automobile presently leased by Executive. The Company shall pay for Executive's use and operation of such vehicle, including but not limited to costs for maintaining, insuring and fueling such vehicle."
3. The first paragraph in Paragraph 9, as it now exists, is hereby stricken and instead replaced by Paragraph 9 reading in its entirety as follows:
"9.  Termination.  The  Term and Executive's employment hereunder shall continue
     -----------
from the effective date of this Agreement through December 31, 2012, unless terminated earlier by the Company or by Executive pursuant to this Paragraph 9. The Company and Executive agree to enter into good faith negotiations for a successor Agreement or extension of the Term no later than 5 months prior to the expiration of the Term, unless the Company responds to Executive's Notice (as defined below) by stating its intention not to extend the Term or enter into a successor Agreement with Executive. Accordingly, no later than 6 months prior to the expiration of the Term, Executive shall submit a written notice ("Executive's Notice") to the Company requesting that the Company state whether or not it intends to initiate negotiations for a successor Agreement or an extension of the Term. The Company shall respond to Executive, in writing, no later than 10 days after receipt of Executive's Notice."

4. The last sentence of Paragraph 9(B)(III), as it now exists, is hereby stricken.
5. The second sentence of Paragraph 19G (Notice), as it now exists, is hereby stricken and instead replaced in its entirety by the following:
"If  to  Company:

Orbit  International  Corp.
80  Cabot  Court
Hauppauge,  New  York  11788
Attn:  Board  of  Directors

With  a  copy  to:

Ruskin  Moscou  Faltischek,  P.C.
1425  RXR  Plaza
East  Tower,  15th  Floor
Uniondale,  New  York  11556
Attn:  Irvin  Brum,  Esq.
Facsimile:  (516)  663-6610




If  to  Executive:

Mitchell  Binder
Orbit  International  Corp.
80  Cabot  Court
Hauppauge,  New  York  11788;  and

200  East  57th  Street,  Apt.  17D
New  York,  NY  10028
(or Executive's most recent address set forth in the Company's personnel record)"

6. Except as hereinabove specifically amended, the Employment Agreement shall remain in full force and effect.
7. Executive represents to the Company that he has been urged, and has had the opportunity, to consult with his own independent counsel with respect to the negotiation of, and his decision to enter into, this Amendment and acknowledges that he understands the meaning and effect of each and every term and provision contained.
8. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

ORBIT INTERNATIONAL CORP.
By:/s/ Bruce Reissman
   ------------------
Name: Bruce Reissman
Title: Executive VP and COO


/s/ Mitchell Binder
-------------------
MITCHELL BINDER